SERVICES AGREEMENT

     This Services Agreement, dated as of July 19, 2002, between Temtex Industries, Inc., a Delaware corporation with offices at One Lincoln Centre, 5400 LBJ Freeway, Suite 1375, Dallas, Texas 75240 (the "Company"), and William Y. Tauscher ("Tauscher").

                            Recitals

     WHEREAS, the Company desires to retain the services of Tauscher; and

     WHEREAS, Tauscher has agreed to provide certain services to the Company pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Tauscher hereby agree as follows:

     1.   TERM AND RENEWAL.

     The Company agrees to retain the Services (as hereinafter defined) of Tauscher, and Tauscher agrees to provide such Services, on the terms and conditions of this Agreement, for a period commencing on July 19, 2002 and ending July 19, 2005 (the "Reference Date"), or such shorter period as may be provided for herein. The period during which Tauscher is obligated to provide the Services hereunder is hereafter referred to as the "Service Period."

     2.   SERVICES.

     During the Service Period, Tauscher shall be retained by the Company as the Chairman of the Board of Directors of the Company and shall be responsible for the strategic planning and direction of the Company and shall function to coordinate closely between the executive officers of the Company and its Board of Directors (the "Services"). In the performance of the Services, Tauscher shall be subject to the direction of the Board of Directors of the Company. Tauscher agrees to devote at least one full day per work week toward the performance of the Services under this Agreement. Tauscher acknowledges that, from time to time, he may need to spend substantially more time than one full day per work week on the affairs of the Company in order to fulfill his duties under this Agreement. Tauscher shall be available to travel as the needs of the business require.

     3.   COMPENSATION.

     As compensation for the Services hereunder, the Company shall pay Tauscher, during the Service Period, an amount, payable in equal monthly installments, at the annual rate of $120,000 (the "Fee"). Except to the extent otherwise agreed by the Company, Tauscher will not be eligible to participate in the regular employee benefit programs now or hereafter established by the Company or in any special executive benefits or perquisites established by the Company's Board of Directors.



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

     4.   EXPENSES.

     Tauscher shall be entitled to reimbursement for travel and other out-of-pocket expenses incurred by Tauscher in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

     5.   NONCOMPETITION.

     Tauscher agrees that (a) he will not during the Service Period engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that directly or indirectly competes with the business of the Company or any of its subsidiaries and (b) for a period of two (2) years after he voluntarily terminates this Agreement, Tauscher shall not directly or indirectly compete with or be engaged in the same business as the Company or any of its subsidiaries or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, directly or indirectly competes with or is engaged in the same business as the Company or any of its subsidiaries; provided, however, that notwithstanding the foregoing, the provisions of this Section 5 will not be deemed breached merely because Tauscher owns not more than 1 percent of the outstanding equity securities of an entity, if, at the time of its acquisition by Tauscher, such securities are listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

     6.   CONFIDENTIAL INFORMATION.

     All confidential information which Tauscher may now possess, may obtain from the Company or its subsidiaries during or after the Service Period, or may create prior to the end of the Service Period or otherwise relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person or entity either during or after the termination or expiration of this Agreement or used by him except during the Service Period in the business and for the benefit of the Company and its subsidiaries, in each case without prior written permission of the Company. Tauscher shall deliver to the Company all tangible evidence of such confidential information prior to or at the termination or expiration of this Agreement. The provisions of this Section 6 shall survive the termination of this Agreement by either party.

     7.   TERMINATION.

          (a) Tauscher's Death. If Tauscher shall die during the Employment Period, this Agreement shall terminate, except that Tauscher's estate shall be entitled to receive the Fee payable to Tauscher, accrued to the last day of the month in which his death occurs.



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

          (b) Tauscher's Disability. If, during the Service Period, Tauscher shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing the Services hereunder for a period of six (6) consecutive or nonconsecutive months during any twelve (12) month period, this Agreement shall terminate effective on such incapacity, and Tauscher (or his legal representatives) shall be entitled only to the Fee earned pro rata to the date of termination.

          (c) Termination by the Company Without Cause. This Agreement may be terminated by the Company without cause upon thirty (30) days' prior written notice thereof given to Tauscher. In the event of termination without cause, the Company shall continue to pay
     Tauscher the Fee effective at the time of termination, in monthly installments, up to and through the reference Date.

          (d) Termination by the Company for Cause. This Agreement may be terminated by the Company "for cause," as defined below, by delivering to Tauscher written notice describing the cause and granting Tauscher fifteen (15) days to respond to the Board of Directors. If this Agreement is terminated by the Company for cause, Tauscher shall only be entitled to the Fee earned by him to the date of termination with no entitlement to any Fee continuation payments. The determination as to whether termination shall be for cause shall be made by the Board of Directors of the Company in the exercise of its business judgment. Termination of this Agreement by the Company for cause shall be deemed to have occurred only if:

               (i) termination shall have been the result of an act or acts of dishonesty on Tauscher's part constituting a felony or intended to result directly or indirectly in substantial gain or personal enrichment to him at the expense of the Company; or

               (ii) termination shall have been the result of Tauscher's willful and continued failure substantially to perform the Services (other than such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Tauscher by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that Tauscher has not substantially performed the Services and Tauscher is given a reasonable time after such demand substantially to perform such Services; or

               (iii) termination shall have been the result of a material breach of this Agreement.

     Tauscher's employment shall in no event be considered to have been terminated by the Company for cause if the act or failure to act upon which the termination is based (A) was done or omitted to be done without intent of gaining therefrom directly or indirectly a profit to which Tauscher was not legally entitled and as a result of his good faith belief that such act or failure to act was in or was not opposed to the interests of the Company, or (B) is an act or failure to act in respect of which Tauscher meets the applicable standard of conduct prescribed for indemnification or reimbursement of expenses under the Bylaws of the Company or the laws of its state of incorporation.



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

          (e) Voluntary Termination by Tauscher. Tauscher may terminate this Agreement at any time upon delivering thirty (30) days' written notice to the Company. In the event of such voluntary termination other than for "good reason", as hereinafter defined, Tauscher shall be entitled to the Fee earned to the date of his resignation, but no Fee continuation payment. On or after the date the Company receives notice of Tauscher's termination (other than termination for good reason), the Company may, at its option, pay Tauscher his Fee through the effective date of his termination and terminate his services immediately.

          (f) Termination by Tauscher For Good Reason. Tauscher may at any time voluntarily terminate this Agreement for "good reason", as defined below, upon thirty (30) days written notice thereof to the Company. In the event of such voluntary termination for "good reason", Tauscher shall be deemed to have been terminated without cause with the same payments and benefits set forth in Section
     7(c) being applicable to Tauscher's termination under this
     Section 7(f).

          For purposes of this Agreement, "good reason" shall mean the occurrence of any of the following events:

               (i) removal from the position as Chairman of the Board or a material reduction in Tauscher's authority or responsibility, but not including termination of Tauscher "for cause";

               (ii) reduction in the Fee payable to Tauscher; or

               (iii) the Company otherwise commits a material breach of this Agreement.

     8.   SURVIVAL.

     The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive
Tauscher's termination of this Agreement.

     9.   MODIFICATION.

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

     10.  NOTICES.

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10). Any notice given to the Company shall be addressed to the attention of the Corporate Secretary. Notice to the estate of Tauscher shall be sufficient if addressed to Tauscher as provided in this Section 10. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 10 shall be deemed given at the time of receipt thereof.



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

     11.  WAIVER.

     Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     12.  BINDING EFFECT.

     Tauscher's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Tauscher's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Tauscher and his heirs and personal representatives, shall be binding upon and inure to the benefit of the Company and its successors and assigns.

     13.  HEADINGS.

     The headings of this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     14.  COUNTERPARTS; GOVERNING LAW.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws rules.



                    [Signature Page Follows]







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

     IN WITNESS WHEREOF, the parties have duly executed this Services Agreement as of the date first above written.

                              COMPANY:

                              TEMTEX INDUSTRIES, INC.


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________





                              TAUSCHER:


                              __________________________________
                              William Y. Tauscher